UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2011

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 11, 2011, Inland Real Estate Corporation (the “Company”) entered into a second amendment to its Amended and Restated Term Loan Agreement dated as of June 24, 2010, (the “Term Loan Agreement”) and a second amendment to its Fourth Amended and Restated Credit Agreement dated as of June 24, 2010 (together with the Term Loan Agreement, the “Credit Agreements”).

The second amendments to the Credit Agreements (the “Amendments”) were entered into to remove the limit on the lowest base interest rate for borrowings, or the “floor” rate.  Prior to the Amendments, the base LIBOR floor rate was set at 1.5%.  At the time of the Amendments, one-month LIBOR, per the Credit Agreements, was 0.3125%.  Consequently, the interest rate on then-outstanding borrowings decreased from 4.5% to 3.5625%.  The interest rates paid by the Company may fluctuate in the future with the base rate (for example, LIBOR) in accordance with the terms of the applicable Credit Agreements.

In connection with the removal of the floor, the definitions of certain terms in the Credit Agreements that correspond to the spread between the interest rate on Company borrowings and the base rate applicable to any particular borrowing (for example, LIBOR) have been revised in the Amendments as reflected in the table below:

Defined Term Under the Applicable Credit Agreement	Spread Before Second Amendment (percent per annum)	Spread After Second Amendment (percent per annum)
“Applicable Margin” for Fixed Rate Loans	3.00%	3.25%
“Applicable Margin” for Floating Rate Loans	2.00%	2.25%
“ABR Applicable Margin”	2.00%	2.25%
“LIBOR Applicable Margin”	3.00%	3.25%

The Company paid a modification fee for the Amendments equal to $750,000, which represents one quarter of one percent (0.25%) of the then-current aggregate commitment amount of $300 million.  The Amendments are attached as Exhibits 10.1 and 10.2 to this current report and incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(a)	Exhibits:
10.1

Second Amendment to Amended and Restated Term Loan Agreement dated as of March 11, 2011, by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.

10.2

Second Amendment to Fourth Amended and Restated Credit Agreement dated as of March 11, 2011, by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	President and Chief Executive Officer

Date:  March 17, 2011

EXHIBIT INDEX

Exhibit No.

Description

1.1

Second Amendment to Amended and Restated Term Loan Agreement dated as of March 11, 2011, by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.

1.2

Second Amendment to Fourth Amended and Restated Credit Agreement dated as of March 11, 2011, by and among Inland Real Estate Corporation as Borrower, KeyBank National Association, individually and as Administrative Agent, and the Lenders.